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                                   EXHIBIT 99:



PRESS RELEASE

FOR IMMEDIATE RELEASE


                      SOUTHERN COMMUNITY TO PRESENT AT THE
                    SOUTHEAST SUPER-COMMUNITY BANK CONFERENCE


WINSTON-SALEM, NORTH CAROLINA, JANUARY 23, 2004. F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation (Nasdaq:
SCMF) will speak at the Southeast 2004 Super-Community Bank Conference on February 2nd at 4:40 P.M.

The two-day event will be held at The Ritz Carlton Hotel in Atlanta, Georgia on February 2nd and 3rd and will be webcast live at www.super-communitybanking.com. The webcast can also be accessed through Southern Community's website at www.smallenoughtocare.com under Investor Relations.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust and The Community Bank. The Community Bank operates ten banking offices serving markets in Pilot Mountain, Mount Airy, Sandy Ridge, Madison, Union Grove, Dobson, King, Walnut Cove, and Jonesville, North Carolina. Southern Community Bank and Trust operates eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina.

Southern Community's common stock trades on The Nasdaq National Market under the symbol SCMF and trust preferred securities under the symbols SCMFP and SCMFO. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Contact:  F. Scott Bauer, Chairman and CEO
          (336) 768-8500